                                                                   Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
             COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY
               (Dollars in Thousands, Except Per Share Amounts)

                                                       Three Months Ended
                                                          September 30
                                                     ------------------------
                                                       1996           1995
                                                     ---------      ---------
Income from continuing operations                    $   5,419      $   4,434

Discontinued operations:
  Loss from operations                                     -             (567)
  Income on disposal                                       180            -
                                                     ---------      ---------
Total net income                                     $   5,599      $   3,867
                                                     =========      =========

Weighted average number of shares issued             9,089,057      9,032,325

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                386,883        304,227
                                                     ---------      ---------
Common and common equivalent shares                  9,475,940      9,336,552
                                                     =========      =========

Income per common share:
  Continuing operations                                   $.57           $.47
  Discontinued operations:
     Loss from operations                                  -             (.06)
     Income on disposal                                    .02            -
                                                     ---------      ---------
  Total                                                  $ .59          $ .41
                                                     =========      =========

                                                        Nine Months Ended
                                                          September 30
                                                     ------------------------
                                                       1996           1995
                                                     ---------      ---------
Income from continuing operations                    $  15,670      $  12,388

Discontinued operations:
  Income (loss) from operations                             71           (770)
  Loss on disposal                                      (1,360)           -
                                                     ---------      ---------
Total net income                                     $  14,381      $  11,618
                                                     =========      =========

Weighted average number of shares issued             9,090,418      8,872,549

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                392,348        252,854
                                                     ---------      ---------
Common and common equivalent shares                  9,482,766      9,125,403
                                                     =========      =========

Income per common share:
  Continuing operations                                  $1.65          $1.36
  Discontinued operations:
     Income (loss) from operations                         .01           (.09)
     Loss on disposal                                     (.14)           -
                                                     ---------      ---------
  Total                                                  $1.52          $1.27
                                                     =========      =========

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
                                                                   Exhibit 11

                          WYNN'S INTERNATIONAL, INC.
     COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING FULL DILUTION
               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       Three Months Ended
                                                          September 30
                                                     ------------------------
                                                       1996           1995
                                                     ---------      ---------
Income from continuing operations                    $   5,419      $   4,434
Discontinued operations:
  Loss from operations                                     -             (567)
  Income on disposal                                       180            -
                                                     ---------      ---------
Total net income                                     $   5,599      $   3,867
                                                     =========      =========

Weighted average number of shares issued             9,089,057      9,032,325
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher             401,710        313,190
                                                     ---------      ---------
Fully diluted shares                                 9,490,767      9,345,515
                                                     =========      =========

Income per common share:
  Continuing operations                                   $.57           $.47
  Discontinued operations:
     Loss from operations                                  -             (.06)
     Income on disposal                                    .02            -
                                                     ---------      ---------
  Total                                                  $ .59          $ .41
                                                     =========      =========

                                                        Nine Months Ended
                                                          September 30
                                                     ------------------------
                                                       1996           1995
                                                     ---------      ---------
Income from continuing operations                    $  15,670      $  12,388
Net interest expense from convertible notes                -               59
                                                     ---------      ---------
  Adjusted income from continuing operations            15,670         12,447

Discontinued operations:
  Income (loss) from operations                             71           (770)
  Loss on disposal                                      (1,360)           -
                                                     ---------      ---------
Total adjusted net income                            $  14,381      $  11,677
                                                     =========      =========

Weighted average number of shares issued             9,090,418      8,872,549
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher             426,630        319,783
Dilutive effect of assumed conversion of
  notes outstanding                                        -          139,677
                                                     ---------      ---------
Fully diluted shares                                 9,517,048      9,332,009
                                                     =========      =========

Income per common share:
  Continuing operations                                  $1.65          $1.33
  Discontinued operations:
     Income (loss) from operations                         -             (.08)
     Loss on disposal                                     (.14)           -
                                                     ---------      ---------
  Total                                                  $1.51          $1.25
                                                     =========      =========

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